UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

810 Seventh Avenue, 4th Floor
New York, NY 10019
(Address of principal executive offices)

(212) 582-3950
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2007, Manhattan Pharmaceuticals, Inc. (“we,” “us,” “our” or “Manhattan”), entered into a series of subscription agreements with various institutional and other accredited investors for the issuance and sale in a private placement of an aggregate of 10,185,502 shares of our common stock for total gross proceeds of approximately $8.56 million. Of the total amount of shares issued, 10,129,947 were sold at a per share price of $0.84, and an additional 55,555 shares were sold to an entity affiliated with Neil Herskowitz, a director of Manhattan, at a per share price of $0.90, the closing sale price of our common stock on March 29, 2007. Pursuant to the subscription agreements, we also issued to the investors 5-year warrants to purchase an aggregate of 3,564,897 shares of our common stock at an exercise price of $1.00 per share. The warrants are exercisable during the period commencing September 30, 2007 and ending March 30, 2012.

Pursuant to the subscription agreements, we agreed to file a registration statement with the Securities and Exchange Commission on or before May 14, 2007 covering the resale of the shares issued in the private placement, including the shares issuable upon exercise of the investor warrants.

We engaged Paramount BioCapital, Inc., as our placement agent in connection with the private placement. In consideration for its services, we paid aggregate cash commissions of approximately $600,000 and issued to Paramount a 5-year warrant to purchase an aggregate of 509,275 shares at an exercise price of $1.00 per share.

The sale of the shares and warrants was not registered under the Securities Act of 1933. Rather, the offer and sale of such securities was made in reliance on the exemption from registration requirements provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each of the investors was “accredited” (as defined under Regulation D) and no general solicitation was used in connection with the offer and sale of such securities.

The form of subscription agreement is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 3.02.

The forms of warrants issued to the investors in the offering and to the placement agent are attached to this report as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of warrant issued to investors in March 30, 2007 private placement.

4.2	Form of warrant issued to placement agents in March 30, 2007 private placement.

10.1	Form of subscription agreement between Manhattan Pharmaceuticals, Inc., and investors accepted as of March 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: April 5, 2007	By:	/s/ Michael McGuinness
Michael McGuinness Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of warrant issued to investors in March 30, 2007 private placement.

4.2	Form of warrant issued to placement agents in March 30, 2007 private placement.

10.1	Form of subscription agreement between Manhattan Pharmaceuticals, Inc., and investors accepted as of March 30, 2007